Exhibit 3.2

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION OF

STEMLINE THERAPEUTICS, INC.

June 20, 2017

Stemline Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify:

FIRST: That the Board of Directors of the Corporation (the “Board”), pursuant to a unanimous written consent of the Board dated April 20, 2017, duly adopted resolutions approving an amendment of the Restated Certificate of Incorporation of the Corporation, declared said amendment to be advisable and directed that the amendment proposed be considered at the next annual meeting of the stockholders on June 19, 2017.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, the Corporation’s Restated Certificate of Incorporation be amended by deleting the first paragraph of the Article Fourth and by substituting in lieu thereof the following as the amended first paragraph:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 58,750,000 shares, consisting of (i) 53,750,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

SECOND: that thereafter, pursuant to resolution of its Board, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer as of the date first written above.

STEMLINE THERAPEUTICS, INC.

By:	/s/ Ivan Bergstein, M.D.
Ivan Bergstein, M.D.
Chairman, President and
Chief Executive Officer

[Signature Page to Amendment to Certificate of Incorporation]